Exhibit 1.2

Execution Version

APTIV PLC

10,000,000 5.50% Series A Mandatory Convertible Preferred Shares

Underwriting Agreement

June 9, 2020

Goldman Sachs & Co. LLC,

As Representative of the several Underwriters

named in Schedule I hereto,

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Aptiv PLC, a Jersey public limited company (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC is acting as representative (the “Representative”), an aggregate of 10,000,000 5.50% Series A Mandatory Convertible Preferred Shares, par value $0.01 per share, with an initial liquidation preference of $100.00 per share (the “Preferred Shares”) of the Issuer (the “Firm Securities”) and, at the election of the Underwriters solely to cover over-allotments, if any, up to 1,500,000 additional Preferred Shares (the “Optional Securities”), of the Issuer (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

The Preferred Shares will be convertible into the Issuer’s ordinary shares, $0.01 par value per share (the “Ordinary Shares”), at a variable conversion rate set forth in the Prospectus (as defined below) (the Ordinary Shares issuable upon conversion of the Preferred Shares, the “Conversion Shares”). The terms of the Preferred Shares will be set forth in the Statement of Rights (the “Statement of Rights”) to be filed by the Issuer with the Jersey Companies Registry.

Concurrently with this issuance and sale of the Securities, the Issuer is also issuing and selling pursuant to a public offering (the “Concurrent Ordinary Shares Offering”) its Ordinary Shares pursuant to a separate underwriting agreement and separate prospectus supplement. The offering of the Securities is not contingent upon the completion of the Concurrent Ordinary Shares Offering, the Concurrent Ordinary Shares Offering is not contingent upon the completion of the offering of the Securities, and Ordinary Shares are not being offered together with the Securities.

The Issuer hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-228021), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), insofar as it relates to the issuance and sale of securities, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement (and any amendments thereto) at the time it became effective, and any prospectus relating to the Securities filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 8, 2020 (including the base prospectus included therein), and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto solely as it relates to the offering of the Securities.

2. Purchase and Resale of the Securities by the Underwriters; Reimbursement of Issuer Expenses.

(a) The Issuer agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share of $97.00.

(b) In addition, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided in Section 2(c) below, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Firm Securities but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

(c) The Issuer hereby grants to the Underwriters the right to purchase at their election up to 1,500,000 Optional Securities solely to cover over-allotments, if any, at the purchase price per share set forth in clause (b) of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Issuer, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Closing Date or, unless you and the Issuer otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(d) The Issuer understands that the Underwriters intend to make a public offering of the Securities, and to initially offer the Securities on the terms set forth in the Pricing Disclosure Package. The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(e) Payment for and delivery of the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representative, at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, (i) with respect to the Firm Securities, at 10:00 A.M., New York City time, on June 12, 2020, or at such other time on the same or such other date, as the Representative and the Issuer may agree upon in writing, and (ii) with respect to the Optional Securities, 10:00 A.M., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities (but no less than 48 hours after the delivery of such notice except to the extent such notice is given prior to the First Closing Date), or such other time and date as the Representative and the Issuer may agree upon in writing. The time and date of such payment and delivery of the Firm Securities is referred to herein as the “First Closing Date,” such time and date for delivery of the Optional Securities, if not the First Closing Date, is herein called the “Second Closing Date,” and each such date for delivery is herein called a “Closing Date.”

(f) The Securities to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Issuer, shall be delivered by or on behalf of the Issuer to the Representative, through the facilities of The Depository Trust Company, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price as set forth in clause (e) above. The certificates, if any, representing the Securities will be made available for inspection and packaging by the Representative not later than 10:00 A.M., New York City time, on the business day prior to the Closing Date with respect thereto.

(g) The Issuer acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other person. Additionally, no Underwriter is advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Issuer with respect thereto. Any review by any Underwriter of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Issuer or any other person.

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, at the Time of Sale, did not, and at each Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, as constituting part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, including the investor presentation listed on Annex C hereto (the “investor presentation”), in each case approved by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package prior to each Closing Date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Issuer and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Issuer and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Issuer included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as disclosed in the Pricing Disclosure Package, (i) there has not been any change in the capital stock (other than as a result of (x) the issuance of Ordinary Shares upon the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Issuer’s equity plans that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (y) the issuance, if any, of stock upon conversion of Issuer securities as described in the Pricing Prospectus and the Prospectus), long-term debt of the Issuer or any of its significant subsidiaries (as defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Issuer and its subsidiaries taken as a whole; (ii) neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole; and (iii) neither the Issuer nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Issuer and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, without limitation, changes in capital stock resulting from repurchases under the Issuer’s share repurchase program.

(h) Organization and Good Standing. The Issuer and each of its significant subsidiaries have been duly incorporated or organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization or incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Issuer and its subsidiaries taken as a whole or on the performance by the Issuer of its obligations under this Agreement (a “Material Adverse Effect”). The Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. The subsidiaries listed in Schedule 2 to this Agreement are the only “significant subsidiaries” of the Issuer.

(i) Capitalization. The Issuer has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all the outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and conform to the description of the capital stock thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than as described in the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Stock Options. The Issuer has not granted any stock options to any person and no such options are outstanding.

(k) Due Authorization. The Issuer has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(m) The Securities. The Securities to be issued and sold by the Issuer to the Underwriters hereunder have been duly and validly authorized by the Issuer and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will have the rights, powers, preferences and designations as set forth in the Statement of Rights, and will conform to the description of the Preferred Shares contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.

(n) Conversion. Upon issuance of the Preferred Shares in accordance with this Agreement and the Prospectus and the filing and effectiveness of the Statement of Rights, the Preferred Shares will be convertible into the Conversion Shares in accordance with the terms of the Preferred Shares and the Statement of Rights; a number of Ordinary Shares equal to the sum of (x) the maximum number of Conversion Shares deliverable by the Issuer upon conversion of the Preferred Shares at the “maximum conversion rate” (as defined in the Pricing Disclosure Package), in accordance with the terms of the Statement of Rights, and (y) the maximum number of Ordinary Shares issuable in respect of accumulated dividends on the Preferred Shares (such amount in clauses (x) and (y), the “Maximum Number of Conversion Shares”), will be duly authorized and reserved for issuance by all necessary corporate action prior to the Closing Date and such Conversion Shares and Ordinary Shares, when issued upon such conversion or payment of dividends in accordance with the terms of the Preferred Shares and the Statement of Rights will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights.

(o) Execution and Delivery of Statement of Rights. The Statement of Rights has been duly authorized by the Issuer and will have been duly executed and delivered by the Issuer and duly filed with the Jersey Companies Registry or prior to the Closing Date. The Statement of Rights conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(p) Form of Certificate. The form of certificate used to evidence the Securities complies in all material respects with all applicable requirements of the laws of Jersey and the Issuer’s certificate of incorporation and memorandum and articles of association, and has been duly authorized and approved by the Issuer.

(q) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) No Violation or Default. Neither (i) the Issuer nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational or constitutional documents; (ii) the Issuer nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject; or (iii) the Issuer nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Issuer of this Agreement, the Statement of Rights, the issuance and sale of the Securities, the issuance of the Maximum Number of Conversion Shares, and the consummation of the transactions contemplated by this Agreement, the Statement of Rights or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational or constitutional documents of the Issuer or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer of this Agreement, the Statement of Rights, the issuance and sale of the Securities, the issuance of the Maximum Number of Conversion Shares, and the consummation of the transactions contemplated by this Agreement, except for the filing of the Statement of Rights with the Jersey Companies Registry, the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under the Control of Borrowing (Order) Jersey 1958 and the Companies (General Provisions) (Jersey) Order 2002 or other applicable foreign or state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(u) Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Issuer or any of its subsidiaries is or, to the knowledge of the Issuer, would reasonably be expected to be, a party or to which any property or assets of the Issuer or any of its subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuer no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(v) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Issuer and its subsidiaries is an independent registered public accountant with respect to the Issuer and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Intellectual Property. (i) The Issuer and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict with any such rights of others, and the Issuer and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in the case of each of clauses (i) and (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Securities, the offering and sale of the Ordinary Shares in the Concurrent Ordinary Shares Offering and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y) Taxes. The Issuer and each of its subsidiaries have timely paid all material U.S. federal, state, local and non-U.S. taxes (including any interest, additions to tax and related penalties) and filed all material tax returns required to be filed by them (including as a withholding agent) through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Issuer or any of its significant subsidiaries or any of their respective properties or assets.

(z) Licenses and Permits. The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is contemplated or threatened and the Issuer is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Issuer’s or any of the Issuer’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(bb) Compliance with Environmental Laws. (i) The Issuer and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety as such relates to exposure to hazardous or toxic substances, wastes, pollutants or contaminants, the environment, natural resources, or the release, discharge, storage, treatment, generation, use, transportation, recycling or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuer or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability (whether accrued, contingent, fixed, determinable, determined or otherwise), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Issuer or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party and (y) the Issuer and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants.

(cc) Disclosure Controls. The Issuer maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure. The Issuer has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. The Issuer maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and is maintained under the supervision of the principal executive and principal financial officers of the Issuer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer maintains internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Issuer’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Issuer’s internal controls.

(ee) Insurance. The Issuer and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Issuer believes are adequate to protect the Issuer and its subsidiaries and their respective businesses; and neither the Issuer nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the cases referenced in (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No Unlawful Payments. Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (such laws and regulations, the “Anti-Bribery and Corruption Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the best of the Issuer’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Issuer or its subsidiaries, or any of their directors, officers or employees or anyone acting on their behalf in relation to an alleged breach of the Anti-Bribery and Corruption Laws. The Issuer and its subsidiaries have instituted and will maintain and enforce, policies and procedures designed to ensure compliance by the Issuer and its subsidiaries with the Anti-Bribery and Corruption Laws.

(gg) Compliance with Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(hh) No Conflicts with Sanctions Laws. None of the Issuer, any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including, without limitation, the Ukraine-/Russia-related/Sectoral Sanctions Identification List sanctions program), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (ii) owned 50% or more by or otherwise controlled by or acting on behalf of one or more persons or entities that are subject to Sanctions, nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including but not limited to Cuba, Iran, Syria, North Korea and the Crimean Region (each a “Sanctioned Country”)); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of any activities of or business with any person, or in any country or territory, that, at the time of such use, is the subject of Sanctions or (ii) in any other manner that would reasonably be expected, by the Issuer, to result in a violation by any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise, of Sanctions.

(ii) Cybersecurity. To the knowledge of the Issuer, (i)(x) there has been no security breach or other compromise of or relating to any of the Issuer’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Issuer and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Issuer and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Issuer and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a Material Adverse Effect.

(jj) No Stabilization. The Issuer has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(kk) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(pp) Passive Foreign Investment Company. Based on the Issuer’s operations, income assets and certain estimates and projections, including as to the relative values of its assets, the Issuer does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Issuer does not expect to be a PFIC in the foreseeable future.

(qq) Dividends. (i) All dividends and other distributions declared and payable on the share capital of the Issuer, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that may be freely transferred out of Jersey; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and without the necessity of obtaining any consent, approval, authorization or order in Jersey.

(rr) Stamp Taxes. There are no stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, or of Jersey, required to be paid by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement or the issuance by the Issuer of the Securities.

4. Further Agreements of the Issuer. The Issuer covenants and agrees with each Underwriter that:

(a) Required Filings. The Issuer will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; the Issuer will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the applicable Closing Date.

(b) Delivery of Copies. The Issuer will deliver, without charge, (i) to each Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities and prior to nine months after the applicable Closing Date a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to, distribute or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuer will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as practicable the withdrawal thereof.

(e) Pricing Disclosure Package. If at any time prior to each Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Issuer will as soon as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will as soon as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Issuer will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period beginning from the date hereof and continuing to and including the 60th day following the date of the Prospectus, the Issuer will not, without the prior written consent of the Representative, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any securities of the Issuer that are substantially similar to the Preferred Shares or the Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Preferred Shares, the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares, Ordinary Shares or such other securities, in cash or otherwise, other than (t) the Securities to be sold hereunder, (u) any Ordinary Shares issued upon conversion of the Securities, (v) any Ordinary Shares issuable as dividends on the Securities, (w) pursuant to the issuance of the Ordinary Shares in the Concurrent Ordinary Shares Offering, (x) the issuance of up to 5% of the outstanding Ordinary Shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Ordinary Shares, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters, (y) pursuant to employee compensation plans existing on, or upon the vesting, conversion or exchange of convertible or exchangeable securities, RSUs, options or restricted stock outstanding as of, the date of this Agreement or (z) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments to such forms, in respect of any Ordinary Shares or options issued pursuant to (y).

(j) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. Neither the Issuer not its subsidiaries will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Ordinary Shares.

(l) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Lock-up Agreements. The Issuer shall cause any officer or director that is appointed after the date hereof until the date that is 60 days after the public offering date set forth on the Prospectus to enter into a “lock-up” agreement, substantially in the form of Annex D hereto, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, which shall be delivered to you on or before the date of such appointment.

(n) Exchange Listing. The Issuer will use its commercially reasonable efforts to list, subject to notice of issuance, the Securities, and the Maximum Number of Conversion Shares on the New York Stock Exchange (the “NYSE”).

(o) Statement of Rights. The Issuer agrees to duly execute the Statement of Rights, deliver a copy of the Statement of Rights to the Underwriters and duly file an original of the Statement of Rights with the Jersey Companies Registry.

(p) Reservation of Conversion Shares. The Issuer agrees to reserve and keep available at all times during the period from and including the Closing Date through and including the later of (i) the Mandatory Conversion Date (as defined in the Pricing Disclosure Package) and (ii) until all accumulated dividends on the Preferred Shares have been paid, free of preemptive or similar rights, the Maximum Number of Conversion Shares (subject to any adjustments as described in the Statement of Rights), less the aggregate number of Ordinary Shares issued in connection with the conversion of, or dividends on, Securities during such period.

(q) Conversion Rate Adjustments. The Issuer agrees, during the period from and after the date hereof through and including the earlier of (i) the purchase by the Underwriters of all of the Optional Securities and (ii) the expiration of the Underwriters’ option to purchase the Optional Securities, not to do or authorize or cause any act or thing that would result in an adjustment of the Fixed Conversion Rates of the Securities (as defined in the Pricing Disclosure Package).

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of its use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Securities on the First Closing Date or the Optional Securities on the Second Closing Date, as the case may be, as provided herein is subject to the performance by the Issuer of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct as of the Time of Sale and on and as of the First Closing Date or the Second Closing Date, as the case may be; and the statements of the Issuer and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Issuer or any of its subsidiaries or any debt, convertible securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities, convertible securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading), in each case other than relating to the Issuer’s existing negative watches previously disclosed to the Underwriters prior to the date hereof.

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities being delivered on the First Closing Date or the Second Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, a certificate of an officer of the Issuer (i) confirming that, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer in this Agreement are true and correct and that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the First Closing Date or the Second Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representative, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on such Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Issuer. (i) Davis Polk & Wardwell LLP, counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, their written opinion and 10b-5 statement, dated as of the First Closing Date or the Second Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, (ii) Carey Olsen, local counsel to the Issuer in Jersey, shall have furnished to the Representative, at the request of the Issuer, their written opinion, dated as of the First Closing Date or the Second Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and (iii) Arthur Cox, local counsel to the Issuer in Ireland, shall have furnished to the Representative, at the request of the Issuer, their written opinion, dated as of the First Closing Date or the Second Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, and addressed to the Underwriters, an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Optional Securities on the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the First Closing Date or the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Issuer in its jurisdiction of organization or incorporation and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) Listing Application. The Issuer shall have filed the requisite listing application with the NYSE for the listing of the Securities and the Maximum Number of Conversion Shares on the NYSE.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D hereto, between you and certain officers and directors of the Issuer relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the First Closing Date or the Second Closing Date, as the case may be.

(m) Form of Certificate. The form of certificate used to evidence the Securities shall comply in all material respects with the law of Jersey and the Statement of Rights and will be duly authorized and approved by the board of directors of the Issuer.

(n) Filing of Statement of Rights. The Issuer shall have filed an original of the Statement of Rights with the Jersey Companies Registry and the Statement of Rights shall have become effective by the Closing Date, and the Issuer shall deliver to the Representative evidence of such filing and effectiveness of the Statement of Rights.

(o) Additional Documents. On or prior to the First Closing Date or the Second Closing Date, as the case may be, the Issuer shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Issuer. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus: the fifth paragraph, the thirteenth paragraph and the fourteenth paragraph.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel per jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Issuer, its directors and its officers who signed the Registration Statement and any control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the First Closing Date or, in the case of the Optional Securities, prior to the Second Closing Date, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Issuer shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the First Closing Date or the Second Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the First Closing Date or the Second Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the First Closing Date or the Second Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Closing Date or the Second Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such Closing Date, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Closing Date or the Second Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Second Closing Date, the obligation of the Underwriters to purchase Securities on the Second Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer agrees to pay or cause to be paid all costs and expenses incident to the performance of its respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package, and the Prospectus (including any exhibit, amendment or supplement thereto) and the distribution thereof, and the filing of the Statement of Rights with the Jersey Companies Registry; (iii) the costs of reproducing and distributing each of this Agreement; (iv) the fees and expenses of the Issuer’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) fees and expenses incurred in connection with the listing of Securities on the NYSE; and (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors, including the investor presentation; provided, that the Issuer will pay for only 50% of the expense of any chartered aircraft jointly used.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters, or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to clauses (i), (iii) or (iv) of Section 8 or Section 9, the Issuer agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. Notwithstanding anything to the contrary herein, each Underwriter agrees, at its own expense, to pay the portion of all expenses not reimbursed by the Issuer pursuant to Section 10 hereof represented by such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and the Underwriters contained in this Agreement or made by or on behalf of the Issuer or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” means, collectively, any “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act listed on Schedule 2 hereto.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Issuer shall be given to them at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2 Ireland, Attention: Treasurer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each of the Issuer and the other parties hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in paragraph (b) above shall be effective service of process for any Related Proceeding brought in any Specified Court. The Issuer and the other parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. To the extent that any party hereto has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each such party irrevocably waives, to the full extent permitted by applicable law, such immunity in respect of any such suit, action or proceeding. The Issuer hereby designates and appoints David Sherbin (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of David Sherbin as such authorized agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained herein and reasonably satisfactory to the Underwriters. If the Process Agent shall cease to act as agent for services of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. The Issuer represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Issuer in any such legal suit, action or proceeding brought in any New York Court. Nothing herein shall affect the right of the Underwriters or the person controlling the Underwriters to serve process in any other manner permitted by law.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Currency. Any payment on account of an amount that is payable to any of the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of such Underwriter in the lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or for any other reason shall constitute a discharge of the obligation of the Issuer only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Issuer shall indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Issuer, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

(g) Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature pages follow]

Very truly yours,

APTIV PLC

By:	/s/ Jane Wu
Name: Jane Wu
Title: Vice President, Corporate Development and Treasurer

[Signature Page to Underwriting Agreement (Mandatory Convertible Preferred Shares)]

Accepted:

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature Page to Underwriting Agreement (Mandatory Convertible Preferred Shares)]

SCHEDULE 1

Underwriters	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	3,500,000	525,000
Citigroup Global Markets Inc.	1,500,000	225,000
Barclays Capital Inc.	750,000	112,500
BofA Securities, Inc.	750,000	112,500
Deutsche Bank Securities Inc.	750,000	112,500
J.P. Morgan Securities LLC	750,000	112,500
BNP Paribas Securities Corp.	400,000	60,000
SMBC Nikko Securities America, Inc.	400,000	60,000
SG Americas Securities, LLC	400,000	60,000
MUFG Securities Americas Inc.	200,000	30,000
TD Securities (USA) LLC	200,000	30,000
UniCredit Capital Markets LLC	200,000	30,000
U.S. Bancorp Investments, Inc.	200,000	30,000

Total	10,000,000	1,500,000

SCHEDULE 2

Significant Subsidiaries

Aptiv Global Financing Limited

Aptiv Malta Holdings Limited

Aptiv Services US, LLC

Aptiv Technologies Limited (Barbados)

Aptiv Global Holdings 2 (Luxembourg) S.à r.l.

Aptiv Global Investments UK LLP

Aptiv Holdings (US), LLC

Aptiv Corporation

Aptiv Services Deutschland GmbH

Aptiv Luxembourg Financial Services S.à r.l.

Aptiv Holdings (Luxembourg) S.à r.l.

Aptiv Global Investments UK LLP Luxembourg Branch

Aptiv Global Investments UK LLP

Aptiv Manufacturing Management Services S.à r.l.

Aptiv International Holdings 2 (Luxembourg) S.à r.l.

Aptiv International Holdings (Luxembourg) S.à r.l.

Aptiv International Operations Luxembourg S.à r.l.

Aptiv Safety & Mobility Services Singapore Pte. Ltd.

Aptiv Latin America Holdings (UK) LLP

Aptiv Luxembourg Holdings (UK) Limited

Aptiv Asia Pacific Holdings (UK) LLP

Aptiv Holdings US Limited

Aptiv Financial Holdings (UK) LLP

Aptiv International Financial Services (UK) LLP

Aptiv Financial Investment Services (UK) Limited

Aptiv International Holdings (UK) LLP

Aptiv International Holdings UK Two LLP

Aptiv Financial Services (Luxembourg) S.à r.l.

ANNEX A

a.	Free-Writing Prospectuses

None.

b.	Information

i.	Term sheet containing the terms of the Securities, substantially in the form of Annex B

ANNEX B

Pricing Term Sheet dated as of June 9, 2020	Free Writing Prospectus
Filed pursuant to Rule 433

Relating to the
Preliminary Prospectus Supplements each dated June 8, 2020 to the
Prospectus dated October 26, 2018
Registration No. 333-228021

Aptiv PLC

Concurrent Offerings of

13,173,495 Ordinary Shares, par value $0.01 per Share (the “Ordinary Shares”)

(the “Ordinary Shares Offering”)

and

10,000,000 5.50% Series A Mandatory Convertible Preferred Shares, par value $0.01 per Share

(the “Mandatory Convertible Preferred Shares Offering” and, together with the Ordinary Share Offering, the “Offerings”)

The information in this pricing term sheet relates only to the Ordinary Shares Offering and the Mandatory Convertible Preferred Shares Offering and should be read together with (i) in the case of investors purchasing shares in the Ordinary Shares Offering, the preliminary prospectus supplement dated June 8, 2020 relating to the Ordinary Shares Offering (the “Ordinary Share Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and (ii) the case of investors purchasing shares in the Mandatory Convertible Preferred Shares Offering, the preliminary prospectus supplement dated June 8, 2020 relating to the Mandatory Convertible Preferred Shares Offering (the “Mandatory Convertible Preferred Share Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and, in each case, the accompanying base prospectus dated October 26, 2018, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-228021. Neither the Ordinary Shares Offering nor the Mandatory Convertible Preferred Shares Offering is contingent on the successful completion of the other offering, and nothing contained in the Ordinary Share Preliminary Prospectus Supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Mandatory Convertible Preferred Shares Offering, and nothing contained in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Ordinary Shares Offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Ordinary Share Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Terms Applicable to the Offerings

Issuer:	Aptiv PLC

Ticker / Exchange for the Ordinary Shares:	APTV / The New York Stock Exchange (“NYSE”).

Trade Date:	June 10, 2020.

Settlement Date:	June 12, 2020 (T + 2).

Use of Proceeds:	The Issuer estimates that the net proceeds from the Ordinary Shares Offering will be approximately $969.0 million (or approximately $1,114.5 million if the underwriters for such offering exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and the Issuer’s estimated offering expenses. In addition, the Issuer estimates that the net proceeds from the Mandatory Convertible Preferred Shares Offering will be approximately $969.0 million (or approximately $1,114.5 million if the underwriters for such offering exercise in full their over-allotment option), after deducting underwriting discounts and commissions and the Issuer’s estimated offering expenses.

The Issuer intends to use the net proceeds from the Ordinary Shares Offering and the Mandatory Convertible Preferred Shares Offering for general corporate purposes, which may include, without limitation and in the Issuer’s sole discretion, funding potential future investments (including acquisitions), capital expenditures, working capital, repayment of outstanding indebtedness, and satisfaction of other obligations. The precise amount and timing of these uses of proceeds will depend on the Issuer’s funding requirements and those of the Issuer’s subsidiaries.

See “Use of Proceeds” in each of the Ordinary Share Preliminary Prospectus Supplement and the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement.

Terms Applicable to the Ordinary Shares Offering

Ordinary Shares Offered:	13,173,495 Ordinary Shares.

Option to Purchase Additional Ordinary Shares:	1,976,024 additional Ordinary Shares.

NYSE Last Reported Sale Price of the Ordinary Shares on June 9, 2020:	$75.91 per share.

Public Offering Price:	$75.91 per share.

Underwriting Discounts and Commissions:	$2.2773 per share.

Net Proceeds (before expenses):	Approximately $970.0 million (or approximately $1,115.5 million if the underwriters exercise their option to purchase additional Ordinary Shares in full).

CUSIP / ISIN for the Ordinary Shares:	G6095L 109 / JE00B783TY65

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Barclays Capital Inc. BofA Securities, Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp. SMBC Nikko Securities America, Inc. SG Americas Securities, LLC

Junior Co-Managers:	BTIG, LLC MUFG Securities Americas Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC

Terms Applicable to the Mandatory Convertible Preferred Shares Offering

Mandatory Convertible Preferred Shares Offered:	10,000,000 5.50% Series A Mandatory Convertible Preferred Shares, par value $0.01 per share (the “Mandatory Convertible Preferred Shares”).

Over-Allotment Option:	1,500,000 additional Mandatory Convertible Preferred Shares.

Public Offering Price:	$100.00 per share.

Underwriting Discounts and Commissions:	$3.00 per share.

Net Proceeds (before expenses):	$970.0 million (or $1,115.5 million if the underwriters exercise their over-allotment option in full).

Liquidation Preference:	$100.00 per share.

Dividends:

5.50% of the liquidation preference of $100.00 per Mandatory Convertible Preferred Share per year. Dividends will accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the Mandatory Convertible Preferred Shares, and, to the extent the Issuer’s board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Shares, the Issuer will pay such dividends in cash, by delivery of Ordinary Shares or through any combination of cash and Ordinary Shares, as determined by the Issuer in its sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date (as defined below) is approximately $1.42083 per Mandatory Convertible Preferred Share. Each subsequent dividend is expected to be $1.375 per Mandatory Convertible Preferred Share.

Dividend Record Dates:	The March 1, June 1, September 1 or December 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2020 and ending on, and including, June 15, 2023.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding June 15, 2023. The Mandatory Conversion Date is expected to be June 15, 2023.

Initial Price:	Approximately $75.91, which is equal to $100.00, divided by the Maximum Conversion Rate (as defined below).

Threshold Appreciation Price:	Approximately $92.99, which represents an approximately 22.5% appreciation over the Initial Price and is equal to $100.00, divided by the Minimum Conversion Rate (as defined below).

Floor Price:	$26.57 (approximately 35% of the Initial Price), subject to adjustment as described in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement.

Conversion Rate per Mandatory Convertible Preferred Share:

Upon conversion on the Mandatory Conversion Date, each outstanding Mandatory Convertible Preferred Share, unless previously converted, will automatically convert into a number of Ordinary Shares equal to not more than 1.3173 Ordinary Shares and not less than 1.0754 Ordinary Shares (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the Applicable Market Value (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement) of the Ordinary Shares, as described below and subject to certain anti-dilution adjustments.

The following table illustrates the conversion rate per Mandatory Convertible Preferred Share, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement, based on the Applicable Market Value of the Ordinary Shares:

	Applicable Market Value of the Ordinary Shares	Conversion Rate (number of Ordinary Shares issuable upon conversion of each Mandatory Convertible Preferred Share)

	Greater than the Threshold Appreciation Price	1.0754 Ordinary Shares

	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 1.0754 and 1.3173 Ordinary Shares, determined by dividing $100.00 by the Applicable Market Value

	Less than the Initial Price	1.3173 Ordinary Shares

Early Conversion at the Option of the Holder:

Other than during a Fundamental Change Conversion Period (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement), a holder of Mandatory Convertible Preferred Shares may, at any time prior to June 15,

2023, elect to convert such holder’s Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at the Minimum Conversion Rate per Mandatory Convertible Preferred Share, subject to certain anti-dilution adjustments, as described under “Description of Mandatory Convertible Preferred Shares—Early Conversion at the Option of the Holder” in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement.

Conversion at the Option of the Holder Upon a Fundamental Change:

If a Fundamental Change (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement) occurs on or prior to June 15, 2023, holders of the Mandatory Convertible Preferred Shares will have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into Ordinary Shares at the Fundamental Change Conversion Rate (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement) during the period beginning on, and including, the Fundamental Change Effective Date (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement) of such Fundamental Change and ending at the close of business on the date that is 20 calendar days after such Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after holders receive notice of such Fundamental Change), but in no event later than June 15, 2023. Holders who convert their Mandatory Convertible Preferred Shares during that period will also receive a Fundamental Change Dividend Make-whole Amount (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement) and to the extent there is any, the Accumulated Dividend Amount (as defined in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement).

The following table sets forth the Fundamental Change Conversion Rate per Mandatory Convertible Preferred Share based on the Fundamental Change Effective Date and the Fundamental Change Share Price:

			Fundamental Change Share Price
Fundamental Chan	$50.00	$60.00	$70.00	$75.91	$85.00	$92.99	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00
Effective Date
June 12, 2020	1.1977	1.1713	1.1492	1.1381	1.1237	1.1132	1.1054	1.0963	1.0891	1.0834	1.0789	1.0752
June 15, 2021	1.2289	1.1983	1.1710	1.1570	1.1383	1.1248	1.1149	1.1035	1.0946	1.0878	1.0826	1.0786
June 15, 2022	1.2726	1.2392	1.2033	1.1832	1.1558	1.1359	1.1216	1.1059	1.0947	1.0868	1.0814	1.0777
June 15, 2023	1.3173	1.3173	1.3173	1.3173	1.1765	1.0754	1.0754	1.0754	1.0754	1.0754	1.0754	1.0754

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•  if the Fundamental Change Share Price is between two Fundamental Change Share Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•  if the Fundamental Change Share Price is in excess of $150.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above as described in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment; and

•  if the Fundamental Change Share Price is less than $50.00 per share (subject to adjustment in the same manner as the prices in the Fundamental Change Share Prices above as described in the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate, subject to adjustment.

Discount Rate for Purposes of Fundamental Change Dividend Make-whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-whole Amount is 5.50% per annum.

Listing:	The Issuer intends to apply to list the Mandatory Convertible Preferred Shares on the NYSE under the symbol “APTV PR A.”

CUSIP / ISIN for the Mandatory Convertible Preferred Shares:	G6095L 117 / JE00BMHMX696

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Barclays Capital Inc. BofA Securities, Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	BNP Paribas Securities Corp. SMBC Nikko Securities America, Inc. SG Americas Securities, LLC

Junior Co-Managers:	MUFG Securities Americas Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC U.S. Bancorp Investments, Inc.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the Offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the Offerings to which this communication relates. Before you invest in either of the Offerings, you should read the Ordinary Share Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement, as the case may be, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Ordinary Shares Offering and the Mandatory Convertible Preferred Shares Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone at 1-800-831-9146 or by emailing prospectus@citi.com.

This communication should be read in conjunction with the Ordinary Share Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus. The information in this communication supersedes the information in the Ordinary Share Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Share Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX C

Electronic road show or other written communications

1. Electronic (Netroadshow) investor presentation of the Issuer made available on June 8, 2020.

ANNEX D

Form of Lock-Up Agreement

Aptiv PLC

Lock-Up Agreement

June 8, 2020

Goldman Sachs & Co. LLC

As representative of the several Underwriters

Named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Re: Aptiv PLC—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule 1 to such agreement (collectively, the “Underwriters”), with Aptiv PLC, a public limited company formed under the laws of Jersey (the “Company”), providing for a public offering (the “Offering”) of Series A Mandatory Convertible Preferred Shares of the Company, par value $0.01 per share (the “Preferred Shares”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell certain Preferred Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the Lock-Up Period (as defined below), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ordinary shares of the Company, par value $0.01 per share (the “Shares”), or any options or warrants to purchase any Shares of the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares of the Company (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this agreement (this “Lock-Up Agreement”)), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus supplement used to sell certain Preferred Shares pursuant to the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the restrictions set forth herein do not apply (i) [reserved], (ii) to the sale of Shares in the Concurrent Ordinary Shares Offering (as defined in the Underwriting Agreement), (iii) in connection with the establishment of any sales plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no sales of Shares shall be made pursuant to such 10b5-1 Plan prior to the expiration of the Lock-Up Period, (iv) to a bona fide pledge of the Undersigned’s Shares to a financial institution; provided that the financial institution, upon any foreclosure, agrees to be bound in writing by the restrictions set forth in this Lock-Up Agreement; and provided further that, in the case of any action pursuant to clause (iii) or this clause (iv), no filing by any party under the Exchange Act or other public announcement shall be required or voluntarily made in connection therewith during the Lock-Up Period, and (v) transactions relating to Shares acquired in open market transactions after the completion of the Offering.

Notwithstanding the foregoing, the undersigned will be permitted to transfer Shares to, or have Shares withheld by, the Company to satisfy tax withholding obligations arising upon the vesting of equity awards outstanding on the date hereof or granted hereafter in accordance with the terms of the Company’s compensation arrangements described in the prospectus supplement; provided that, to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Exchange Act shall be required to be made with respect to such transfer, such filing shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and no other public announcement shall be required or shall be made voluntarily in connection with such disposition.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust, partnership, limited liability company or similar entity for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, (iii) in the case of a corporation, limited liability company or partnership, to any shareholder, member or partner of such entity, as applicable, or any subsidiary or other affiliate of such entity, (iv) to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent, (v) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (vi) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee or (vii) with the prior written consent of Goldman Sachs & Co. LLC; provided that, in the case of any transfer pursuant to clauses (i), (ii), (iii), (iv) and (v) above, the recipient agrees to be bound in writing by the restrictions set forth in this Lock-Up Agreement; provided further that, in the case of any transfer pursuant to clause (i), (ii), (iii) or (iv) above, (x) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period; and (y) any such transfer shall not involve a disposition for value; and provided further that, in the case of any transfer pursuant to clauses (v) or (vi) above, any public reports or filings, including filings under the Exchange Act, that shall be required to be made in connection with such transfer, shall clearly indicate in the footnotes thereto the reason for such transfer pursuant to the circumstances described above.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever, other than securities laws restrictions and any lock-up restrictions imposed by the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, the undersigned understands that, if the Underwriting Agreement does not become effective by June 30, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Preferred Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned under this Lock-Up Agreement shall be irrevocable and binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and any matters related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

[Signature Page Follows]

Very truly yours,
Exact Name of Shareholder

Authorized Signature

Title

Address for notices: